As filed with the Securities and Exchange Commission on September 25, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MF GLOBAL LTD.

(exact name of registrant as specified in its charter)

Bermuda	98-0551260
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-5950

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Laurie R. Ferber, Esq.

717 Fifth Avenue

New York, NY 10022

(212) 589-6200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

David B. Harms, Esq.

Catherine M. Clarkin, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non- accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per unit/ proposed maximum offering price/ amount of registration fee(1)(2)
Debt securities
Preference shares, par value $1.00 per share
Common shares, par value $1.00 per share
Warrants
Rights(3)
Total

(1)	An indeterminate aggregate initial offering price or number or amount of common shares, preference shares, debt securities, and warrants of MF Global Ltd. is being registered as may from time to time be issued at indeterminate prices. We will determine the proposed maximum offering price per security from time to time in connection with issuances of securities registered under this registration statement. Separate consideration may or may not be received for securities issued upon conversion, exchange or exercise of securities registered hereunder.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the registrant is deferring payment of all of the registration fees, which will be paid from time to time in one or more offerings of securities to be made hereunder.
(3)	Each common share includes one common share purchase right as described under “Description of Common Shares—Shareholder Rights Plan”.

PROSPECTUS

Debt Securities

Preference Shares

Common Shares

Warrants

MF Global Ltd. may, from time to time, offer to sell debt securities, preference shares, common shares and warrants. The debt securities, preference shares and warrants may be convertible into or exercisable or exchangeable for our common shares, preference shares or other securities. We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement may also update, modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of our securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. See “Plan of Distribution” for a further description of the manner in which we may dispose of the securities covered by this prospectus.

Our common shares are currently listed on the New York Stock Exchange under the symbol “MF”. On September 24, 2009, the closing sale price of our common shares on the New York Stock Exchange was $7.44 per share.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated herein by reference, before you make your investment decision.

See “Risk Factors” beginning on page 4 of this prospectus and page 24 of our Annual Report on Form 10-K for the year ended March 31, 2009, which is incorporated herein by reference, to read about factors you should consider before buying any of our debt securities, preference shares, common shares or warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 25, 2009.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN AS DESCRIBED UNDER “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE”, OR ANY FREE WRITING PROSPECTUS THAT WE PREPARE AND DISTRIBUTE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PUBLISHED, AND NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS. IF YOU RECEIVE ANY OTHER INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER PAGE OF THIS PROSPECTUS. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between residents and non-residents of Bermuda for exchange control purposes, provided that our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus together with any accompanying prospectus supplement will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus together with any accompanying prospectus supplement for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any accompanying prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement together with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and filed on June 10, 2009 (File No. 001-33590);

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 and filed on August 7, 2009 (File No. 001-33590);

(3)	Current Report on Form 8-K, dated April 2, 2009 and filed on April 3, 2009 (File No. 001-33590);

(4)	Current Report on Form 8-K, dated August 7, 2009 and filed on August 7, 2009 (File No. 001-33590);

(5)	The description of our share capital contained in the Registration Statement on Form F-1 (File No. 333-143395), which description is incorporated by reference in our Registration Statement on Form 8-A, dated July 13, 2007 (File No. 001-33590), filed with the SEC under 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and which description is amended by the description contained in this prospectus;

(6)	Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on August 13, 2009 and filed on July 1, 2009 (File No. 001-33590); and

(7)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 717 5th Avenue, New York, NY 10022, telephone 1-800-596-0523, email investorrelations@mfglobal.com.

When we refer to “we”, “our” or “us” in this prospectus we mean MF Global Ltd. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING INCORPORATED FINANCIAL STATEMENTS AND FINANCIAL DISCLOSURES

        On August 7, 2009 we filed a Current Report on Form 8-K (the “August Current Report”) to retrospectively adjust portions of our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, filed on June 10, 2009, in order to reflect our adoption, effective April 1, 2009, of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” and FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51”. When reading our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, you should read it in conjunction with the August Current Report and our other filings, each of which is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

MF GLOBAL LTD.

We are a leading intermediary offering customized solutions in global cash and derivatives markets. We provide execution and clearing services for exchange-traded and over-the-counter, or OTC, derivative products, as well as for certain products in the cash market. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world.

As of March 31, 2009, we had more than 137,000 active clients worldwide and we currently have offices in Bermuda, Chicago, Dubai, Geneva, Hong Kong, London, Mumbai, New York, Paris, Singapore, Sydney, Taipei, Tokyo, and Toronto among others. We provide our clients with access to many of the largest and fastest growing markets and products throughout the world.

Our clients include institutions, hedge funds and other asset managers, as well as professional traders and private clients. We act as an intermediary principally for five types of products: fixed income, commodities, foreign exchange, equities and interest rate products, and support a retail products group.

We generally execute orders for our clients on an agency or matched-principal basis. When we execute for a client on an agency basis, we typically direct the order to an exchange or OTC market where it is matched with a corresponding order for execution. When we execute a client order on a matched-principal basis, we take the other side of the trade for our own account and relatively quickly (often within minutes and generally on the same trading day) enter into an offsetting trade with another party. We engage in matched-principal execution, which generally yields higher profit margins than agency execution, primarily in the OTC markets, but also in certain listed markets outside the United States.

Except for corporate hedging and investment management transactions, we enter into transactions for our own account generally in response to or in anticipation of client demand, primarily to facilitate the execution of existing client orders or in the expectation that future client orders will become available to fill the other side of the transaction, and not primarily for directional purposes.

We also act as a clearing firm for clients who execute trades in futures and options on exchanges where we are approved as a clearing member. These include all major derivatives exchanges in the U.S. and Europe as well as certain Asia/Pacific markets. We may act as the clearing firm for clients who use us to execute their orders, as well as for clients who use other executing brokers or execute their orders directly on the exchange. We also provide clearing services for a growing number of transactions executed in the OTC markets.

We derive revenues from four main sources: commissions from agency execution; commissions from clearing services; markups from principal transactions, primarily consisting of client trades executed on a matched-principal basis; and net interest income on (i) cash balances in our clients’ accounts, most of which are maintained by our clearing clients to meet margin requirements as well as (ii) interest related to our fixed income and principal transaction activities.

Our business model is global and product-driven, which allows us to centrally manage our resources while offering clients an expansive array of products across a broad range of markets and geographies. We operate and manage our business as a single operating segment. We do not manage our business by services or product lines, market types, geographic regions, client segments or any other exclusive category.

We seek to discover and capitalize on market opportunities for clients through our international network of offices and relationships, expansive product offerings, value-added product expertise and consistent, high-quality service. Our history dates back over 200 years ago to a brokerage business that was a founding member of some of the world’s first futures exchanges. After an initial public offering in July 2007, we separated from Man Group plc, our former parent, and became an independent public company with shares listed on the New York Stock Exchange.

Our principal executive offices are located at 717 Fifth Avenue, New York, New York 10022 and our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

RISK FACTORS

Before you invest in any of our debt securities, common shares, preference shares or warrants, in addition to the other information in this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.

RATIOS OF EARNINGS

The following table sets forth information regarding our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividends for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income or loss from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs, accretion of debt discount and an appropriate portion of rentals representative of the interest factor.

	Three Months Ended June 30,	Fiscal Year
	2009	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges(1)	—	1.02	1.00	1.08	1.07	1.22
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends(2)	—	—	1.00	1.08	1.07	1.22

(1)

Due to our pre-tax loss in the three months ended June 30, 2009 the ratio coverage was less than 1:1. We would have needed to generate additional earnings of approximately $39.8 million to achieve a coverage of 1:1.

(2)

Due to our pre-tax loss in the three months ended June 30, 2009 and significant non-cash charges in the year ended March 31, 2009, the ratio coverage was less than 1:1 in each of these periods. We would have needed to generate additional earnings of approximately $47.5 million in the three months ended June 30, 2009 and approximately $23.8 million in the year ended March 31, 2009 to achieve a coverage of 1:1 in each of these periods.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sales of the securities for general corporate purposes. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

SUMMARY DESCRIPTION OF THE SECURITIES WE MAY ISSUE

We may use this prospectus to offer from time to time:

•

Senior and subordinated debt securities. These debt securities may be convertible or exchangeable into our common shares, preference shares or other securities. They will be unsecured and, in the case of senior debt, will rank equally with any of our other unsubordinated and unsecured debt and, in the case of subordinated debt, will rank junior in right of payment and priority to any senior debt.

•

Preference shares, par value $1.00 per share. The preference shares may be convertible or exchangeable into other series of preference shares or our common shares. We can offer different series of preference shares with different dividend, liquidation, redemption and voting rights.

•	Common shares, par value $1.00 per share.

•

Warrants. These warrants may be for the purchase of our debt securities, preference shares or common shares. Warrants may be issued independently of such debt securities, preference shares or common shares.

We may issue securities denominated in U.S. dollars, but we may choose to issue securities in any other currency, including the Euro.

The applicable prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these securities.

DESCRIPTION OF DEBT SECURITIES

Senior and Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture and subordinated debt securities will be issued under the subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture. Each indenture is a contract between us and Deutsche Bank Trust Company Americas, as the initial trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Remedies if an Event of Default Occurs”.

•

Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your securities to new buyers and sending you notices. Unless otherwise indicated in a prospectus supplement, Deutsche Bank Trust Company Americas will perform these administrative duties.

This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “indentures”. The indentures and their associated documents, including the debt securities themselves and a supplemental indenture relating to a particular series of debt securities, contain the full text of the matters summarized in this section and your prospectus supplement. The forms of the indentures are filed as exhibits to the registration statement of which this prospectus forms a part, and the debt securities and supplemental indentures will be filed as exhibits with future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to the indentures.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of MF Global Ltd. and will not be guaranteed by any of our subsidiaries. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination” to the extent and in the manner set forth in the subordinated indenture.

As of June 30, 2009, we had $205 million of our 9.00% Convertible Senior Notes due 2038 (the “Notes”) outstanding. The Notes will rank equally in right of payment with any unsecured debt securities issued under the senior indenture and will rank senior in right of payment to any unsecured debt securities issued under the subordinated indenture.

Additionally, as of June 30, 2009, we had approximately $642.5 million outstanding under our $1.5 billion five-year unsecured committed revolving facility. The amounts drawn by us under this facility ranks equally in right of payment to any of our unsecured debt securities issued under the senior indenture and will rank senior in right of payment to any unsecured debt securities issued under the subordinated indenture.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

This Section Is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements validly entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares, preference shares or other securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not any summary of the terms thereof, will govern the rights of holders of the debt securities.

Terms Contained in Prospectus Supplement

The applicable prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The applicable prospectus supplement will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•

the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series shall bear interest, if any, and the date or dates from which any such interest shall accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of or any premium or interest on such debt securities shall be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	that the debt securities of the series shall be subject to full defeasance or covenant defeasance, as described further below, if applicable;

•

that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which shall be borne by such global security, if applicable;

•

any addition to, elimination of or other change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or other change in the covenants which apply to any debt securities of the series;

•	the terms and conditions, if any, pursuant to which the debt securities of the series are convertible for common shares, preference shares or other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Overview of Remainder of This Section

The remainder of this section summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;

•	Your rights if we default or experience other financial difficulties; and

•	The subordination of the debt securities relative to senior indebtedness issued by us.

Additional Mechanics

Form

The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form, without coupons (Section 302), although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. Debt securities will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Exchange and Transfer

You may have fully registered securities broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange”. (Section 305)

If you are holding bearer securities and if permitted by the terms of your series of debt securities, you may exchange bearer debt securities for an equal amount of registered debt securities of the same series and date of maturity. No bearer debt securities will be exchanged for registered securities if in doing so we would suffer adverse consequences under any U.S. law applicable to the exchange. Registered debt securities may not be exchanged for bearer debt securities.

You may exchange or transfer your fully registered securities at the office of the registrar. (Section 305) The registrar acts as our agent for registering securities in the names of holders and for transferring and exchanging securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on securities. (Section 305) Unless otherwise specified in the applicable prospectus supplement, the trustee will perform the roles of registrar and paying agent, and will perform other administrative functions. We may change these appointments to another entity or perform them ourselves.

We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the applicable prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)

There is no service charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange securities, but you may be required to pay for any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)

At certain times, you may not be able to transfer or exchange your securities. If we redeem any series of securities, or any part of any series, then we may prevent you from transferring or exchanging these securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may also refuse to register transfers or exchanges of securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

Replacing Your Lost or Destroyed Certificates

If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one, or we may elect to pay the security. (Section 306)

If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates or coupons. (Section 306)

In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and is stated in the applicable prospectus supplement. (Section 307) Holders buying and selling securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sales price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest”.

We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the applicable prospectus supplement for that series. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the securities. (Section 1002)

All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as a unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?”. (Section 1002)

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Payment of Bearer Securities

We will only pay interest on bearer debt securities when you present and surrender the coupons for the interest installments evidenced by the bearer securities as they mature. You must present your coupons at a paying agency of MF Global Ltd. located outside of the United States. Unless otherwise specified in the applicable prospectus supplement, we will maintain a non-U.S. paying agent for two years after the principal of a series of bearer debt securities has become due. We will continue to maintain the paying agent after that period, if it is necessary to comply with U.S. tax law or regulations. We will provide the paying agent with the necessary funds for payment upon reasonable notice. We generally will not make any payments in the United States. However, if payment outside of the United States is illegal or precluded by exchange controls or similar restrictions in a foreign country, we may instruct the trustee to make payments at a paying agent located in the United States.

Unless otherwise specified in the applicable prospectus supplement, you can prove your ownership of a bearer security by presenting the actual security, or a certificate or affidavit executed by the person holding the bearer security or executed by a depositary with whom the bearer securities were deposited, if the trustee is satisfied with the certificate or affidavit.

Notices

We and the trustee will send notices regarding the securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or amalgamate with or merge into another company. We are also permitted to convey, transfer or lease all or substantially all of our assets to another company. However, we may not take any of these actions unless the company certifies to the trustee that both of the following conditions are met:

•

the successor company (if any) is organized under the laws of Bermuda, any U.S. jurisdiction, any full member state of the European Union, Canada, Australia or Switzerland (or any subdivision thereof) and it expressly assumes our obligations on the securities; and

•

immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing. (Section 801)

Change in Corporate Domicile

We are permitted to change our corporate domicile from Bermuda to the State of Delaware pursuant to Delaware General Corporation Law Section 388 and to discontinue our corporate domicile in Bermuda pursuant to Section 132G of the Bermuda Companies Act of 1981, as amended. In the event of such a change, we are required to furnish the trustee with notice of the change of our corporate domicile from Bermuda to Delaware within five business days of the date such change is effective. (Section 1005)

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the indentures and the securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of a majority of the security holders of the particular series affected, and some changes do not require any approval at all. (Sections 901 and 902)

Changes Requiring Your Approval. First, there are changes that cannot be made to your securities without your specific approval. These include changes that:

•	reduce the percentage of holders of securities who must consent to a waiver or amendment of the indenture;

•	reduce the rate of interest on any security or change the time for payment of interest;

•	reduce the principal or premium due on any security or change the stated maturity date of any security;

•	change the place or currency of payment on a security;

•	change the right of holders to waive an existing default by majority vote;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to you;

•	impair your right to sue for payment; or

•	make any change to this list of changes that requires your specific approval. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indentures and the securities requires a vote in favor by security holders owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the securities in any material respect. A majority vote is required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each security. (Section 513)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the securities were accelerated to that date because of a default.

•	For securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such security.

•	For securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent determined on the date of original issuance of these securities.

Securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date. (Section 104)

“Street name” and other indirect holders, including holders of any securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the securities or request a waiver.

Subordination

The securities may be subordinated debt securities and, as a result, the payment of principal, any premium and interest on the debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before you and the other direct holders of subordinated debt securities will be entitled to receive any amounts on such securities. These circumstances include:

•	Any liquidation, dissolution or winding up of our company.

•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the securities is accelerated. For example, the entire principal amount of a series of securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default. (Sections 1402 and 1403)

The applicable prospectus supplement relating to any offering of subordinated securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing and outstanding senior debt of MF Global Ltd.

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure such default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs. (Sections 1401, 1402 and 1404)

These subordination provisions mean that if we are insolvent a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor the securities may ultimately receive less than a holder of the same amount of senior debt or securities.

The subordinated indenture defines “senior debt”, with respect to any series of subordinated debt securities, as the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MF Global Ltd., whether or not such claim for post-petition interest is allowed in such proceeding), on debt, which includes, among other items, all indebtedness and obligations of, or guaranteed or assumed by, MF Global Ltd. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether incurred on or prior to the date of the subordinated indenture or thereafter incurred; provided, however, that senior debt shall not be deemed to include any debt that by its terms is subordinate to, or ranks equally with, the subordinated debt securities of such series, and trade accounts payable and other accrued liabilities arising in the ordinary course of business. (Section 101)

Restrictive and Maintenance Covenants

We will describe any material restrictive and maintenance covenants, including restrictions on any subsidiary, for any series of debt securities in the prospectus supplement and/or other offering material for each offering of such debt securities.

Discharge and Defeasance of Our Obligations

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the securities, called “full defeasance,” if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the securities. You could not look to us for repayment in the event of any shortfall. Moreover, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. In the case of subordinated securities, you would also be released from the subordination provisions on the securities.

However, we cannot discharge ourselves from the obligations under any convertible or exchangeable securities, unless we provide for it in the terms of these securities and the applicable prospectus supplement.

We will indemnify the trustee against any tax, fee or other charge imposed on the U.S. government obligations we deposited with the trustee or against the principal and interest received on these obligations. (Section 1305)

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the securities. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and, in the case of subordinated securities, you would be released from the subordination provisions on the securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the securities any differently than if we did not make the deposit and just repaid the securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the securities would no longer apply:

•	Any covenants applicable to the series of securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of covenants and acceleration of the maturity of other debt.

•	The subordination provisions on the securities, as applicable.

If we accomplish covenant defeasance, you can still look to us for repayment of the securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Additional Amounts

With respect to any payments made by us, all such payments under, or with respect to, the debt securities will, but only to the extent provided in the applicable prospectus supplement, be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge, including penalties, interest and other liabilities related thereto (“taxes”), imposed or levied on behalf of Bermuda or any other jurisdiction in which we are engaged in business, resident for tax purposes or generally subject to tax on a net income basis, or any political subdivision or taxing authority of or in any of the foregoing, unless we are required to withhold or deduct taxes by law or by the official interpretation or administration thereof.

If we are so required to withhold or deduct any amount for, or on account of, such taxes from any payment made under or with respect to the notes, we will, but only to the extent provided in the applicable prospectus supplement, pay such additional amounts (“additional amounts”), as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such taxes had not been required to be withheld or deducted.

The foregoing provisions will, to the extent provided in the applicable prospectus supplement, survive any termination or discharge of the indenture and any defeasance of the debt securities.

Whenever either in the indenture, this prospectus or any prospectus supplement, there is mentioned, in any context, payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any debt securities, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable by us in respect thereof.

Redemption

We May Choose to Redeem Your Securities

We may be able to redeem your securities before their normal maturity. If we have this right with respect to your specific securities, the right will be described in the applicable prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your securities.

If we choose to redeem your securities, we will mail written notice to you not less than 30 days nor more than 60 days prior to redemption. Also, you may be prevented from exchanging or transferring your securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 305)

Liens on Assets

A particular series of debt securities may contain provisions that restrict us from pledging or otherwise encumbering any of our assets and those of our subsidiaries. If applicable, these restrictions will be described in the applicable prospectus supplement.

Default and Related Matters

Ranking Compared to Other Creditors

The securities are not secured by any of our property or assets. Accordingly, your ownership of securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt. The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term “event of default” with respect to any series of securities means any of the following:

•	We fail to make any interest payment on a security when such interest becomes due, and we do not cure this default within 30 days.

•	We fail to make any payment of principal or premium when it is due at the maturity of any security.

•

We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•

We fail to comply with any of our other agreements regarding a particular series of securities or with a supplemental indenture, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series, we do not cure the default within 60 days.

•

We default on any indebtedness having an aggregate amount of at least $50,000,000, this default is either of payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series we do not cure the default within 10 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the prospectus supplement occurs, subject to any applicable cure period. (Section 501)

Remedies if an Event of Default Occurs

You and the trustee will have the following remedies if an event of default occurs:

Acceleration. If an event of default has occurred and has not been cured or waived, then the trustee or the holders of 25% in principal amount of the securities of the affected series may declare the entire principal amount of, and premium, if any, and all accrued and unpaid interest on all the securities of that series to be due and immediately payable. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount, and premium, if any, and all accrued and unpaid interest of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the securities of the affected series, if all events of default have been cured or waived. (Section 502)

Other Remedies of Trustee. If an event of default occurs, the trustee is authorized to pursue any available remedy to collect defaulted principal and interest and to enforce other provisions of the securities and the indentures, including bringing a lawsuit. (Section 503)

Majority Holders May Direct the Trustee to Take Actions to Protect Their Interests. Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indentures. (Sections 512 and 603)

Individual Actions You May Take if the Trustee Fails to Act. Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

However, you are entitled at any time to bring an individual lawsuit for the payment of the money due on your security on or after its due date. (Section 508)

Waiver of Default

The holders of a majority in principal amount of any series of debt securities may waive a past default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on your debt security, however, without your individual approval. (Section 513)

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Original Issue Discount Securities

The debt securities may be issued as original issue discount securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters—Remedies if an Event of Default Occurs” above.

Conversion of Convertible Debt Securities

Your debt securities may be convertible into our preference shares, common shares or other securities if the applicable prospectus supplement so provides. If your debt securities are convertible or exchangeable, the applicable prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The applicable prospectus supplement would also include provisions regarding the adjustment of the number of common shares, preference shares or other securities you will receive upon conversion or exchange. In addition, the applicable prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The senior indenture and the subordinated indenture provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth therein. Each indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”) contain limitations on the rights on the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it become subject to any conflicting interest (as defined under the TIA), it must eliminate such conflict or resign.

Legal Ownership of Debt Securities

Unless the applicable prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose, or who hold bearer certificates representing bearer debt securities, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

If we issue debt securities in global — i.e., book-entry — form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its participants. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future we may terminate a global security under the circumstances specified under “What is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture — we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Holders of Bearer Debt Securities

If we issue debt securities in bearer form, they may be issued only outside of the United States to non-U.S. persons. In addition, we may offer bearer securities to offices of some U.S. financial institutions that have offices located outside the United States. We will describe any special restrictions on the offer, sale and delivery of bearer debt securities and any special federal income tax considerations applicable to bearer debt securities in the applicable prospectus supplement.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as “DTC”, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

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An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain nonglobal certificates for his or her interest in the debt securities, except in the special situations we describe below;

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An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

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Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities”.

The global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters”.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary — and not we or the trustee — is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

DESCRIPTION OF PREFERENCE SHARES

The following information outlines some of the provisions of our preferences shares. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, memorandum of association, bye-laws, which we refer to as our “by-laws”, and the relevant certificate of designation relating to any series of preference shares that we may offer. The specific terms of any series of preference shares will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of preference shares may differ from the general description of terms presented below.

General

We are authorized to issue up to 200,000,000 preference shares, par value $1.00 per share. Our board of directors is authorized to divide the preference shares into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power of the holders of common shares and which could have certain anti-takeover effects. Before we issue any series of preference shares, our board of directors will adopt resolutions creating and designating such series as a series of preference shares. Holders of our common shares do not have the right to consent to, or veto, these resolutions.

As of June 30, 2009, we had 1,500,000 issued and outstanding shares of each of our series A preference shares, par value $1.00 per share (the “Series A Preference Shares”), and series B preference shares, par value $1.00 per share (the “Series B Preference Shares”). The rights, preferences and privileges of the Series A Preference Shares and the Series B Preference Shares, which are summarized below, are more fully set forth in the form of Certificate of Designations of Cumulative Convertible Preference Shares, Series A, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and the form of Certificate of Designations of Non-Cumulative Convertible Preference Shares, Series B, which is filed as an exhibit to our Current Report on Form 8-K, dated June 20, 2008, and filed on June 26, 2008.

The Series A Preference Shares and Series B Preference Shares are not being offered by this prospectus or any accompanying prospectus supplement.

Series A Preference Shares

The Series A Preference Shares may be converted, at the Series A shareholders’ option, at any time into our common shares, at the rate of eight common shares per Series A Preference Share. We have the right to cause some or all of the Series A Preference Shares to be converted into common shares at any time after May 15, 2013, if, for any 20 trading days within a period of 30 trading days, the closing price of the common shares exceeds 125% of the conversion price, provided that the common shares issued upon conversion are freely tradeable and may be immediately resold by the Series A shareholders. The Series A Preference Shares are initially convertible into common shares at a rate of $12.50 per common share. The conversion rate is subject to adjustment upon certain dilution events. In connection with any conversion, the Series A shareholders will be entitled to receive any accumulated, unpaid dividends.

Dividends on the Series A Preference Shares are payable quarterly, in cash, on a cumulative basis, if, as and when declared by our board of directors out of legally available funds, commencing with the dividend period relating to the dividend payment date on August 15, 2008, at an annual rate of 6% of the liquidation preference of the Series A Preference Shares. Holders of the Series A Preference Shares will also be entitled to participate in any dividends (other than dividends in common shares) paid on the common shares, on an as-converted basis. Dividends that are not declared and paid accumulate and accrue dividends at the annual rate of 6%. The initial dividend rate on the Series A Preference Shares was increased from the original rate of 6% to 10.725%. We may pay unpaid and accumulated dividends in the form of cash or common shares (valued at 95% of volume-weighted average price over 10 trading days), at our option. We are prohibited from paying any dividend with respect to our common shares and from repurchasing or redeeming our common shares or other junior securities, subject to certain exceptions, unless full accumulated dividends are paid on the Series A Preference Shares.

The Series A Preference Shares are not redeemable by holders of the Series A Preference Shares. Holders of the Series A Preference Shares are entitled to vote with the common shareholders on all matters submitted to a vote of the common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common shareholders as a single class, on an as-converted basis. See “Description of Common Shares — J.C. Flowers’ Right to Appoint Directors”. Holders of the Series A Preference Shares are also entitled to vote, to the exclusion of the common shareholders and the holders of the Series B Preference Shares, on certain matters that affect the rights and privileges of the Series A Preference Shares. Holders of the Series A Preference Shares have the right, together with other parity securities having similar voting rights including the Series B Preference Shares, to elect two directors if dividends have not been paid in full for six quarterly dividend periods, whether consecutive or not. See “Description of Common Shares — Contingent Right of the Holders of Series A Preference Shares and Series B Preference Shares to Appoint Directors upon a Failure to Pay Dividends”.

In the event of our liquidation, dissolution or winding up, the holders of the Series A Preference Shares will have the right to receive a liquidation distribution out of any assets available for distribution after payments to creditors, and before any distribution in respect of our common shares, in an amount equal to the greater of (1) the liquidation preference amount ($100 per share plus accumulated and unpaid dividends) and (2) the amount they would receive if they had converted their Series A Preference Shares into common shares prior to liquidation.

Series B Preference Shares

We pay dividends on the Series B Preference Shares, when, as and if declared by our board of directors, quarterly in arrears at a rate of 9.75% per year. Dividends on the Series B Preference Shares are not cumulative and may be paid in cash, common shares or both. The Series B Preference Shares are convertible, at the holder’s option, at any time, initially into 9.5694 of our common shares based on an initial conversion price of approximately $10.45 per share, subject in each case to specified adjustments. The conversion rate will also be adjusted upon the occurrence of certain make-whole acquisition transactions and other events. On or after July 1, 2018, if the closing price of our common shares exceeds 250% of the then-prevailing conversion price of the Series B Preference Shares for 20 trading days during any consecutive 30 trading day period, we may, at our option, cause the Series B Preference Shares to be automatically converted into common shares at the then-prevailing conversion price.

The Series B Preference Shares rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution: (i) senior to all of our common shares and any of our other share capital issued in the future the terms of which expressly provide that it ranks junior to the Series B Preference Shares; (ii) on a parity with our Series A Preference Shares, and with any of our preference share capital issued in the future, the terms of which do not expressly provide that it will rank junior or senior to the Series B Preference Shares; and (iii) junior to all of our share capital issued in the future, the terms of which expressly provide that such shares will rank senior to the Series B Preference Shares (subject to certain approval rights of the holders of the Series B Preference Shares).

The Series B Preference Shares have special veto rights that will, in certain circumstances, prohibit us from issuing or repurchasing our common shares without first obtaining the prior written consent of the holders of two-thirds of the outstanding Series B Preference Shares. See “Description of Common Shares — Special Veto Rights of Series B Preference Shares”.

Terms of Preference Shares Contained in Prospectus Supplement

With respect to any series of preference shares being offered hereunder, the applicable prospectus supplement will contain the dividend, liquidation, conversion, exchange, redemption, voting rights and other restrictions, limitations or preferences of such series of preference shares. The applicable prospectus supplement will describe the following terms of a series of preference shares:

•	the designation and stated value per preference share and the number of preference shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which we will issue the preference shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	whether the shares will be listed on any securities exchange; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights or restrictions.

No Preemptive Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of preference shares will have no preemptive rights to buy any additional shares of preference shares. The preference shares will be, when issued, fully paid and nonassessable. Neither the par value nor the liquidation preference can show you the price at which the preference shares will actually trade on or after the date of issuance. The applicable prospectus supplement, will describe some of the U.S. federal income tax and Bermuda tax consequences of the purchase and ownership of the series of preference shares.

DESCRIPTION OF COMMON SHARES

The following descriptions are summaries of the material terms of our certificate of incorporation, memorandum of association and by-laws. They may not contain all of the information that is important to you. To understand them fully, you should read our certificate of incorporation, memorandum of association and by-laws, copies of which are filed with the SEC. The following descriptions are qualified in their entirety by reference to the certificate of incorporation, memorandum of association, by-laws and certain applicable law.

Common Shares

We are authorized to issue up to 1,000,000,000 common shares, $1.00 par value per share.

As of June 30, 2009, we had 121,240,908 common shares outstanding. Of the 1,000,000,000 authorized common shares, we have agreed to reserve 24,000,000 for issuance under the Amended and Restated 2007 Long Term Incentive Plan including 1,200,000 for issuance under our Employee Stock Purchase Plan and U.K. Sharesave Plan. Pursuant to an investment agreement with an affiliate of J.C. Flowers & Co. LLC (“JC Flowers”), until the date on which all of our Series A Preference Shares are converted into common shares, we have agreed that we will at all times have reserved for issuance a sufficient number of shares of authorized and unissued common shares to effectuate the conversion of the Series A Preference Shares without regard to any limit on such conversion. In addition, we will at all times have reserved for issuance a sufficient number of authorized and unissued common shares to effectuate the conversion of our Series B Preference Shares and the Notes, both of which are convertible into our common shares. As of June 30, 2009, our Series A Preference Shares, Series B Preference Shares and Notes may be converted, at any time, into a total of approximately 45.97 million common shares. Accordingly, common shares issued upon conversion of our Series A Preference Shares, Series B Preference Shares or Notes may cause immediate and potentially substantial dilution to our shareholders.

Our common shares carry the following rights:

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Voting. Each holder of common shares is entitled to one vote for each common share owned of record on all matters submitted to a vote of our shareholders. Except as otherwise required by law, holders of common shares will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters. Our board of directors has voluntarily amended our corporate governance guidelines (the “Corporate Governance Guidelines”) to provide that, subject to certain exceptions, directors must be elected by a majority of votes cast in uncontested elections. See “—Bermuda Law and our By-Laws—Board of Directors” for additional information concerning the election of directors.

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Dividends and distributions. The holders of common shares have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds.

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Liquidation, dissolution or winding-up. In the event of our liquidation, dissolution or winding-up, holders of common shares are entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preference shares (if any).

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Restrictions on transfer. Neither our memorandum of association, nor our by-laws contains any restrictions on the transfer of our common shares (other than any shares subject to calls as described below). In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

•	Redemption, conversion or preemptive rights. Holders of our common shares have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

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Other Provisions. There are no redemption provisions or sinking fund provisions applicable to our common shares. Our common shares are, however, subject to calls only to the extent that they are not fully paid for upon their issuance. That is, if our common shares are issued for consideration that is less than the purchase price, our board of directors may, from time to time, make calls upon the holders of such shares to pay us any unpaid amounts on such shares. We do not anticipate issuing any common shares subject to calls.

The rights, preferences, and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of any series of preference shares that we may designate and issue in the future.

Bermuda Law and Our By-Laws

We are an exempted company organized under the Companies Act 1981 of Bermuda, as amended (the “Companies Act”). The rights of our shareholders are governed by Bermuda law and our memorandum of association and by-laws. The Companies Act differs in some important respects from laws generally applicable to U.S. corporations and their shareholders. The following is a summary of material provisions of Bermuda law, our organizational documents and, where applicable, comparison of Bermuda law to similar provisions of the corporate law of the State of Delaware, which applies to many U.S. corporations.

The description of our common shares is subject to the matters described in the following paragraphs.

Board of Directors

The number of directors that comprise our board of directors is determined only by our board of directors. The board of directors may change the number of directors from time to time, subject to a minimum of three and a maximum of 15 directors. Our board of directors currently has eight members. Our by-laws do not specify a mandatory retirement age for our directors, but our Corporate Governance Guidelines provide that it is expected that any director reaching the age of 72 shall retire after completing the term to which he or she was elected. Our board of directors may, on a case-by-case basis, determine that a director may serve beyond the age of 72. Furthermore, our board of directors may consider candidates who are older than the age of 72 in the event of unique circumstances or needs of our board of directors.

The board of directors has the exclusive power to nominate those directors who will stand for election. Our shareholders will be entitled to propose to our Nominating and Corporate Governance Committee those directors (if any) whom they wish to nominate for election, but the Nominating and Corporate Governance Committee is not bound to act on any such recommendations. Under our by-laws, persons nominated by the board of directors may then be elected as directors by a plurality of shareholder votes cast at the annual general meeting of shareholders. Vacancies on our board of directors, including those due to newly created seats, may be filled only by our board of directors. A director may be removed from our board of directors only for cause and upon a vote of shareholders owning at least 66 2/3% of all issued and outstanding shares. The Companies Act permits a Bermuda company to divide its board of directors into multiple classes having staggered terms of up to three years each, although our board of directors has not been divided into classes.

Notwithstanding the foregoing, our board of directors has voluntarily amended our Corporate Governance Guidelines to provide that, subject to certain exceptions, directors must be elected by a majority of the votes cast in favor of such director’s election at a meeting of shareholders. For purposes of the election of directors, a “majority of the votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” not counted as votes cast either “for” or “against” that director’s election. Accordingly, unless the election of directors is contested by other director candidates nominated by third parties and not otherwise supported by the Company, the directorships to be filled will be filled by the nominees receiving a majority of the votes cast by shareholders entitled to vote and voting on the election of directors. Under our by-laws, if a nominee who is currently serving as a director is not re-elected, that nominee would continue to serve as a “holdover director”. Accordingly, to ensure that we can replace “holdover directors”, each of our directors is asked to submit a contingent, irrevocable resignation in writing that the board of directors may accept if shareholders do not elect the director by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the board about whether to accept or reject the resignation, or whether to take other action. Our Nominating and Corporate Governance Committee may also make a recommendation to the board regarding the names of potential directors who may fill the vacancy left by any resigning director. The board may then act on these recommendations, including by appointing a new director to fill any resulting vacancy.

The board of directors has adopted share ownership guidelines, which shall become effective following our 2010 annual general meeting of shareholders, which requires directors to own common shares or certain securities convertible into common shares equal to at least three times the maximum cash portion of a director’s annual fee (the maximum annual cash portion of the current annual fee being $100,000). The share ownership guidelines provide that the directors will have three years following the implementation of the program, or, if later, their election to the board of directors, to attain their target minimum share ownership levels.

J.C. Flowers’ Right to Appoint Directors

Pursuant to an investment agreement, so long as J.C. Flowers is the beneficial owner of Series A Preference Shares, or any common shares issued upon the conversion of the Series A Preference Shares, that in the aggregate represent at least 5% of our issued and outstanding common shares, it has the right to nominate one individual to serve as a director on our board in accordance with our memorandum of association and by-laws, subject to certain conditions. In addition, we are required to use our reasonable best efforts to cause such nominee to be elected at such meeting, for a term that expires upon the next annual meeting of members or at such earlier time (if any) as the nominee may resign, retire, die or be removed as a director. The board of directors may withhold the approval of any such designee in certain circumstances. J.C. Flowers has already exercised this right with respect to that individual, who was nominated and subsequently appointed to serve on our board on July 29, 2008 and then re-nominated and re-appointed on August 13, 2009.

The J.C. Flowers representative on the board of directors, who has been elected as described above, shall be entitled to serve on committees of the board of directors in accordance with the governance practices and procedures of the board of directors (including the discretionary nomination and selection process) on a basis comparable to that on which other directors serve as committee members.

Contingent Right of the Holders of the Series A Preference Shares and the Series B Preference Shares to Appoint Directors upon a Failure to Pay Dividends

If we have not paid the dividends required by the Series A Preference Shares or the Series B Preference Shares for six quarterly periods (whether or not consecutive), the holders of the Series A Preference Shares and the Series B Preference Shares have the right, together with holders of other parity securities having similar voting rights and to the exclusion of the common shareholders, to elect two directors to our board of directors. These directors are in addition to the directors described above in “—J.C. Flower’s Right to Appoint Directors”.

Special Veto Rights of Series B Preference Shares

Without the prior written consent of the holders of two-thirds of the outstanding Series B Preference Shares, we will be prohibited from (i) issuing new common shares to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act that has become, or as a result of such issuance would become, the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 of the Exchange Act, of MF Global common shares representing more than 50% of the voting power of MF Global common shares or (ii) repurchasing any of our outstanding common shares at a time when a “person” or “group” (as defined above) has become the direct or indirect ultimate “beneficial owner” (as defined above) of more than 50% of the voting power of MF Global common shares, in each case (i) and (ii) until the earlier of such time when (x) such person or group ceases to beneficially own 50% of the voting power of MF Global common shares or (y) a make-whole acquisition has occurred. Notwithstanding the foregoing, the prior written consent of two-thirds of the holders of the issued and outstanding Series B Preference Shares will be required only to the extent the current market price of MF Global common shares over the 10 consecutive trading days preceding such acquisition does not exceed $150 (subject to adjustment).

Interested Directors

Under Bermuda law and our by-laws, a transaction we enter into in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction, provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our by-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act. Under Delaware law, such transaction would not be voidable if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Duties of Directors

Under Bermuda law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended. The Companies Act also imposes a duty on directors and officers of a Bermuda company to (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Our by-laws provide that our business is to be managed and conducted by our board of directors.

In addition, the Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.

Under Delaware law, a company’s directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule”. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Dividends

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts. Issued share capital is the aggregate par value of the company’s issued shares, and the share premium account is the aggregate amount paid for issued shares over and above their par value. Share premium accounts may be reduced in certain limited circumstances. Under our by-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares. Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Voting Rights

Under Bermuda law, the voting rights of shareholders are regulated by the company’s by-laws and, in certain circumstances, the Companies Act. Our by-laws generally provide that all matters to be voted on by shareholders, including mergers and the sale of all or substantially all of the company’s assets, must be approved by a majority of shareholder votes cast at a meeting, provided that directors may be elected by a plurality of shareholder votes cast at a meeting. Notwithstanding the foregoing, our board of directors has voluntarily amended our Corporate Governance Guidelines so that unless the election of directors is contested, each directorship will be filled by the nominees receiving a majority of the votes cast by shareholders entitled to vote and voting on the election of directors, as described above in “—Bermuda Law and our By-Laws—Board of Directors”. In addition, our by-laws contain heightened shareholder voting requirements to remove directors, as described above in “—Bermuda Law and our By-Laws—Board of Directors”. Under Delaware law, unless a company’s certificate of incorporation or by-laws provide otherwise, the affirmative vote of a plurality of shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors, the affirmative vote of holders of a majority of shares then issued and outstanding is required for specified extraordinary transactions and to amend the certificate of incorporation and the affirmative vote of holders of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for all other stockholder action. Holders of the Series A Preference Shares are entitled to vote with the common shareholders on all matters submitted to a vote of the common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common shareholders as a single class, on an as-converted basis.

Advance Notice of Shareholder Proposals

The Companies Act provides that shareholders who wish to propose resolutions for consideration at a meeting of shareholders must give at least six weeks of advance notice of their proposals. Our by-laws provide that notice of shareholder proposals must be given in writing to our secretary during a specific period prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual general meeting for the preceding year and (ii) in the case of a special meeting, not more than five days following the day on which notice of the special meeting was mailed or the date that the special meeting is publicly announced (but in no event later than the day before the meeting), whichever occurs first.

Special Meetings of Shareholders

The Companies Act requires companies to permit shareholders who hold 10% or more of the aggregate voting power of the company as of the date they deliver notice to the company calling for a special meeting to cause the board of directors to convene a special meeting. Our by-laws provide that our shareholders whose holdings meet this 10% threshold may call a special meeting of shareholders. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws to call a special meeting of shareholders.

Notice of Shareholder Meetings

Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting. Our by-laws provide that we must give our shareholders written notice of any annual meeting of shareholders at least 10 days, and of any special meeting of shareholders at least five days, prior to the meeting. Notices may be given by mail, by personal delivery, by telecopier or electronically and will be deemed given at the time when such notice would be delivered in the ordinary course of transmission. Our failure to give notice to any particular shareholder will not invalidate notice given to any other shareholder. Under Delaware law, a company is generally required to give written notice of any meeting not less than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting.

Conduct of Meetings

Bermuda law provides that a company’s by-laws may contain provisions relating to the conduct of annual and special meetings and our by-laws provide that the chairman of our board of directors (or another director) is authorized to serve as chairman of shareholder meetings.

Action by Written Consent of Shareholders

The Companies Act provides that, unless otherwise provided in a company’s by-laws, shareholders may take any action by resolution in writing provided that notice of such resolution is circulated, along with a copy of the resolution, to all shareholders who would be entitled to attend a meeting and vote on the resolution. Such resolution in writing must be signed by the shareholders of the company who, at the date of the notice, represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders. The Companies Act provides that the following actions may not be taken by resolution in writing: (i) the removal of the company’s auditors and (ii) the removal of a director before the expiration of his or her term of office. Our by-laws provide that any action that may have been taken by common shareholders at a meeting (other than the actions referred to in the preceding sentence) may instead be taken by the unanimous written consent of all common shareholders who would have been entitled to attend such meeting and vote on the relevant matter. Except as otherwise provided in the certificate of incorporation, Delaware law permits shareholders to take action by consent in writing of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of By-laws

The Companies Act provides that the directors may amend our by-laws provided that any amendments are also submitted to a general meeting of the company and approved at such meeting. Our by-laws provide that no by-law shall be rescinded, altered or amended, and no new by-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. Unlike many U.S. jurisdictions, the by-laws cannot be amended without both board and shareholder approval. In addition, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, each have the power to adopt, amend and repeal the by-laws of a corporation. Because shareholders of a Bermuda company cannot amend the by-laws without board approval, the by-laws of a Bermuda company are akin to a certificate of incorporation of a Delaware corporation.

Mergers and Similar Arrangements

The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s by-laws provide otherwise, the Companies Act requires the approval of 75% of the shareholders voting at such meeting to approve the amalgamation agreement, and the quorum for such meeting must be at least two persons holding or representing more than one-third of the issued and outstanding shares of the company. Our by-laws require that any amalgamation, as well as any other transaction having a similar effect, such as a merger or consolidation with a non-Bermuda company or a scheme of arrangement, or any sale of all or substantially all of our assets in one or a series of transactions, must be approved by our board of directors and by our shareholders, but only, in the latter case, by a majority of shareholder votes cast at the meeting at which the transaction is considered. Under our by-laws, no shareholder approval would be required, however, for any transaction in which the holders of our issued and outstanding voting shares immediately prior to the transaction continue to hold a majority of the issued and outstanding voting shares of the surviving entity immediately after the transaction. These provisions may have the effect of delaying, deferring or preventing a change of control through an amalgamation or a transaction having a similar effect. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon unless the certificate of incorporation provides a higher voting requirement.

Appraisal Rights and Shareholder Suits

Under Bermuda law, in the event of an amalgamation (or merger) of a Bermuda company with another company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda Supreme Court within one month of notice of the shareholders’ meeting, for appraisal of the fair value of his or her shares. Under Bermuda law and our by-laws, our amalgamation with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to first be approved and recommended by our board of directors and then approved by a majority of shareholder votes cast at a meeting at which the transaction is considered. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions will, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda Court, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or by-laws. Furthermore, consideration would be given by the Bermuda Court to allegations of acts constituting fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company shareholders than the percentage of shareholders who actually approved it. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorney’s fees incurred in connection with such actions.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some of the shareholders, one or more shareholders may apply to the Bermuda Court for an order regulating the company’s conduct of affairs in the future or ordering the purchase of the shares of any shareholder, by other shareholders or by the company.

Our by-laws also limit the ability of our shareholders to make claims or bring lawsuits against our directors and officers. See “—Limitation of Liability and Indemnification Matters” below.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares that are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Discontinuance

Under Bermuda law, an exempted company may be discontinued and be continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our by-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction without the need of any shareholder approval. Accordingly, if we were to discontinue in Bermuda and continue in the state of Delaware, we would not be required to first obtain the approval of our shareholders.

Share Repurchases

The Companies Act permits a company to purchase its own shares if authorized to do so by its memorandum of association or by-laws. Our by-laws allow us to purchase our own shares for cancellation or to acquire them as treasury shares on such terms as our board of directors may authorize, without obtaining prior shareholder approval. Our ability to repurchase our common shares may be limited by the special veto rights of the holders of the notes, as discussed above under “—Special Veto Rights of Series B Preference Shares”, and of the holders of the Series B Preference Shares.

Blank Check Preference Shares

Our authorized share capital includes 200,000,000 authorized preference shares of which 1,500,000 shares have been issued as Series A Preference Shares and 1,500,000 have been issued as Series B Preference Shares. The existence of authorized but unissued preference shares may enable our board of directors to delay, defer or prevent a change in control of us by means of an amalgamation, merger, tender offer, proxy contest or otherwise. In this regard, our by-laws grant our board of directors broad power to establish the rights and preferences of authorized and unissued preference shares. The issuance of preference shares with a liquidation preference could decrease the amount of earnings and assets available for distribution to holders of common shares. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control. The board of directors currently does not intend to seek shareholder approval prior to any issuance of preference shares, unless otherwise required by law.

Variation of Shareholder Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided by the terms of issue of the relevant class, may be varied either (i) with the consent in writing of the holders of 75% in nominal value of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our by-laws specify that the creation or issuance of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issuance of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares.

Access to Books and Records and Dissemination of Information

Under Bermuda law, members of the general public have a right to inspect the public documents of a company, such as its memorandum of association. The shareholders have the additional right to inspect the by-laws of the company, minutes of general meetings of shareholders and the company’s audited financial statements. The register of members of a company is also open to inspection by shareholders and the general public. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). We are required to maintain our share register in Bermuda but may keep a branch register outside of Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection for not less than two hours in any business day. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as shareholder.

Limitation of Liability and Indemnification Matters

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, unless their liability resulted from fraud or dishonesty.

We have adopted provisions in our by-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnity extends to all actions, costs, charges, losses, damages and other expenses incurred in defending against or investigating any lawsuit, proceeding or claim. This indemnity is broader than that which is permitted under Delaware law, for failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. In the view of the SEC and some prior case law, the operation of this provision as a waiver of the right to sue for violations of federal securities laws should not be enforceable in U.S. courts. However, our shareholders should not assume that they will be able to bring lawsuits against our directors and officers. In addition, this waiver provision is broader than that which is permitted under Delaware law, for example, which allows for waivers of claims only against directors, and not in respect of any breach of their duty of loyalty, bad faith, willful misconduct or improper self-dealing, among other things.

Section 98A of the Companies Act and our by-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to non-Bermuda residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issuance and free transferability of all of our offered securities that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided that our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permission, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

This prospectus together with any accompanying prospectus supplement will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act. In accepting this prospectus together with any accompanying prospectus supplement for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus or any accompanying prospectus supplement.

In accordance with Bermuda law, share certificates are issued only in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), our share certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Shareholder Rights Plan

Our board of directors adopted a shareholder rights plan prior to our initial public offering. Pursuant to our shareholder rights plan, one common share purchase right was issued for each of our issued and outstanding common shares. The issued rights are subject to the terms of our shareholder rights plan. Our rights plan will expire on the third anniversary of the completion of our initial public offering, or July 24, 2010, unless renewed by our board of directors.

The shareholder rights plan is intended to give our board of directors increased power to negotiate in our best interests and to discourage appropriation of control of us at a price that is unfair to our shareholders. It is not intended to prevent fair offers for acquisition of control determined by our board of directors to be in our best interests, nor is it intended to prevent a person or group from obtaining representation on or control of our board of directors through a proxy contest, or to relieve our board of directors of its fiduciary duty to consider any proposal for our acquisition made in good faith.

In general terms, our shareholder rights plan works by imposing a significant penalty upon any person or group that acquires 15% or more of our issued and outstanding common shares without the approval of our board of directors. We amended the shareholder rights plan to provide that J.C. Flowers (including any affiliate of J.C. Flowers) will be excluded from this provision after the first time it becomes the beneficial owner of 15% or more of our common shares, and until such time as either it falls below the threshold or becomes the owner of 20% or more of our common shares.

We provide below a description of the material provisions of our shareholder rights plan. However, this description is only a summary of the material provisions and should be read together with our entire shareholder rights plan, as amended, which is filed as an exhibit to our Registration Statement on Form F-1 filed with the SEC on July 6, 2007, and as amended by an exhibit filed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

Our rights trade with, and are inseparable from, our common shares and are evidenced only by certificates that represent our common shares. Until the date on which the rights are distributed or our rights plan expires as described below, any common shares we issue in the future will also be accompanied by rights.

Each of our rights will allow its holder to purchase from us one common share for $150, which we refer to as the exercise price, once the rights become exercisable. Prior to exercise, a right does not give its holder any dividend, voting or liquidation rights.

Our rights will not be exercisable until the earlier of:

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after we publicly announce that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our issued and outstanding common shares; or

•

ten business days (or an earlier or later date determined by our board of directors before our rights become exercisable) after an acquiring person obtains beneficial ownership of more than 25% of our issued and outstanding common shares; or

•

ten business days (or a later date determined by our board of directors before our rights become exercisable) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

In light of the substantial ownership position of J.C. Flowers, our shareholder rights plan, as amended, contains provisions excluding it, together with its existing and future affiliates, from the operation of the adverse terms of our shareholder rights plan until such time as it beneficially owns less than 15% of our issued and outstanding shares.

Until the date our rights become exercisable, our common share certificates also evidence our rights, and any transfer of our common shares constitutes a transfer of our rights. After that date, our rights will separate from our common shares and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of our common shares. Any of our rights held by an acquiring person are void and may not be exercised.

On the earlier to occur of (i) ten business days after the first date on which we make a public announcement that a person has become an acquiring person (or such earlier or later date as our board of directors may determine prior to such occurrences), or (ii) ten business days after the date and time on which any acquiring person becomes the beneficial owner of more than 25% of our issued and outstanding common shares (or such earlier or later date as our board of directors may determine prior to such occurrences), then each right, excluding rights held by the acquiring person, will entitle the holder to purchase that number of common shares having a market value at that time equal to two times the exercise price. This provision, which we refer to as a “flip-in”, would not apply if, among other things:

•

a person acquires 15% or more of the common shares without any plan or intention to seek or affect control of us and if such person promptly thereafter disposes of enough common shares to bring his beneficial ownership to below 15%, or

•

we acquire our common shares and, as a result, a shareholder’s holding reaches the 15% threshold. In this case, the flip-in provision would not apply unless the shareholder subsequently becomes the owner of more of the common shares then issued and outstanding.

In addition, if any person becomes an acquiring person and controls our board of directors and either:

•

we are involved in an amalgamation, merger or similar transaction in which the acquiring person is a party, or shares held by the acquiring person are treated differently from shares held by others, or

•	we sell or otherwise transfer 50% or more of the assets or earning power.

then each right will entitle the holder to purchase, for the exercise price, a number of shares of the other party to the transactions described above, which we refer to as the “flip-over entity”, having a market value equal to two times the exercise price. Thereafter, the flip-over entity will be liable for, and will be obligated to assume, all of our obligations and duties with respect to the shareholder rights plan.

Our board of directors may redeem our rights for $0.01 per right at any time before a flip-in occurs. If our board of directors redeems any of our rights, it must redeem all of our rights. Once our rights are redeemed, the only right of the holders of our rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a share split or share dividends of our common shares.

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our issued and outstanding common shares, our board of directors may extinguish our rights by exchanging one of our common shares for each right, other than rights held by the acquiring person.

Our board of directors may adjust the exercise price, the number and type of securities or other property issuable on exercise and the number of our outstanding rights to prevent dilution that may occur from a share dividend, a share split, a reclassification of our common shares or a similar transaction. No adjustments to the purchase price of our common shares of less than 1% will be made.

The terms of our shareholder rights plan may be amended by our board of directors without the consent of the holders of our rights. After a flip-in occurs, our board of directors may not amend the agreement in a way that adversely affects holders of our rights.

Listing

Our common shares are listed on the New York Stock Exchange and trade under the symbol “MF”.

Transfer Agent

The transfer agent for our common shares is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

The following information outlines some of the provisions of each warrant agreement, the warrants and the warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

General

We may issue warrants for the purchase of debt securities, preference shares or common shares. Warrants may be issued independently of such debt securities, preference shares or common shares.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, selected by us with respect to such series, having its principal office in the U.S. and having combined capital and surplus of at least $50,000,000.

The applicable prospectus supplement relating to a series of warrants will mention the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and accompanying prospectus supplement are being delivered, including:

•	the title or designation of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of such warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of such warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which such warrants are issued and the number of such warrants issued with each such underlying warrant security;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which such warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if necessary, a discussion of certain U.S. federal income tax considerations and Bermuda tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase preference shares or common shares, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned in, or calculated as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After 5:00 p.m., New York time on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised, or in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information, and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, in the time period the relevant warrant agreement provides, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common shares, the exercise price payable and the number of common shares to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a share dividends or bonus shares to common shareholders or a combination, subdivision or reclassification of common shares;

•

the issuance of rights, warrants or options to all common shareholders entitling them to purchase common shares for an aggregate consideration per share less than the current market price per common share;

•	any distribution by us to our common shareholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•

curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce or increase the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants the consent of holders of which is required for amending the warrant agreement or the related warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we may consolidate, amalgamate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, provided that:

•

either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of Bermuda, any U.S. jurisdiction, any full member state of the European Union, Canada, Australia or Switzerland (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	We or that successor corporation must not immediately be in default under that warrant agreement.

We are permitted to change our corporate domicile from Bermuda to the State of Delaware pursuant to Delaware General Corporation Law Section 388 and to discontinue our corporate domicile in Bermuda pursuant to Section 132G of the Bermuda Companies Act of 1981, as amended. In the event of such a change, we will furnish the warrant agent with notice of the change of our corporate domicile from Bermuda to Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the warrant agent’s consent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of evidence satisfactory to them of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

The securities may be sold by us or by one or more of our subsidiaries that previously acquired the securities from us, from other of our subsidiaries, from third parties or in the open market. Any such subsidiary may be deemed to be an underwriter under the Securities Act.

Through Agents

We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. We will name any agent that will participate in the distribution of the securities, and any commission we will pay to it will be described in the applicable prospectus supplement. Any agent will be acting on a “best efforts” basis for the period of its appointment, unless we indicate differently in the applicable prospectus supplement.

To Dealers

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

The securities may also be sold to one or more underwriters and we will then execute an underwriting agreement with them at the time of sale. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to resell the securities.

Indemnification Arrangements

We may enter into indemnification agreements with underwriters, dealers, agents and other persons participating in the distribution of securities, who will then be entitled to indemnification by us against some civil liabilities. The indemnification covers liabilities under the Securities Act.

Delayed Delivery Arrangements

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers from a number of institutions to purchase securities from us. We will indicate our intention to do this in the applicable prospectus supplement. The contracts for these purchases will provide for payment and delivery on a future date or dates. These institutions include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others and must be approved by us. The obligations of purchasers under these contracts will be unconditional, except that:

•	at the time of delivery, the purchase of the securities shall not be prohibited under the laws of the jurisdiction of the purchaser; and

•	if the securities are also being sold to underwriters, we have to sell the securities not sold for delayed delivery to the underwriters.

The underwriters, dealers and other persons will not have any responsibility for the validity or performance of these contracts.

VALIDITY OF SECURITIES

Unless otherwise indicated in the prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda and Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated August 7, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

	Amount to be paid
SEC registration fee	$	*
FINRA filing fee		$75,500
Legal fees and expenses		$100,000
Accounting fees and expenses		$42,000
Miscellaneous		$20,000
Total		$237,500

*	Applicable Securities and Exchange Commission registration fees are not estimable at this time.

Item 15.	Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, unless their liability resulted from fraud or dishonesty.

We have adopted provisions in our by-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnity extends to all actions, costs, charges, losses, damages and other expenses incurred in defending against or investigating any lawsuit, proceeding or claim. This indemnity is broader than that which is permitted under Delaware law, for example, which allows a company to indemnify its officers and directors (other than in an action by or in the right of the corporation) only if such officer or director (i) acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the company and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our by-laws also provide that our shareholders waive all claims or rights of action that they might have, either individually or by or in the right of the company, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. In the view of the SEC and some prior case law, the operation of this provision as a waiver of the right to sue for violations of federal securities laws should not be enforceable in U.S. courts. However, our shareholders should not assume that they will be able to bring lawsuits against our directors and officers. In addition, this waiver provision is broader than that which is permitted under Delaware law, for example, which allows for waivers of claims only against directors, and not in respect of any breach of their duty of loyalty, bad faith, willful misconduct or improper self-dealing, among other things.

Section 98A of the Companies Act and our by-laws permit us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We intend to purchase and maintain a directors’ and officers’ liability policy for such a purpose.

Any underwriting agreement that we may enter into in connection with any sale of securities registered hereunder, may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. To the extent that we enter into any such underwriting agreement, we will file the underwriting agreement as an Exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this registration statement.

Item 16.	Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.*

4.1	Certificate of Incorporation and Memorandum of Association of MF Global Ltd.**

4.2	By-Laws of MF Global Ltd.**

4.3	Certificate of Designations of 9.75% Non-cumulative Convertible Preference Shares, Series B of MF Global Ltd. (Incorporated by reference to Exhibit 4.2 of MF Global Ltd.’s Current Report on Form 8-K, filed on June 26, 2008)

4.4	Certificate of Designations of 6% Non-cumulative Convertible Preference Shares, Series A of MF Global Ltd.***

4.5	Form of Certificate for Common Shares**

4.6	Form of Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent.**

4.7	Amendment No. 1 to the Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent.***

4.8	Form of Senior Indenture between MF Global Ltd. and Deutsche Bank Trust Company Americas, as Trustee.§

4.9	Form of Senior Debt Security (included in Exhibit 4.8).

4.10	Form of Subordinated Indenture between MF Global Ltd. and Deutsche Bank Trust Company Americas, as Trustee.§

4.11	Form of Subordinated Debt Security (included in Exhibit 4.10).

4.12	Form of Warrant Agreement.*

4.13	Form of Warrant Certificate.*

5.1	Opinion of Conyers Dill & Pearman regarding the validity of the securities being registered.§

5.2	Opinion of Sullivan & Cromwell LLP regarding the validity of the securities being registered.§

12.1	Computations of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.§

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.§

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Senior Indenture.§

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Subordinated Indenture.§

*	If applicable, to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Incorporated by reference to MF Global Ltd.’s Registration Statement on Form F-1 (File No. 333-143395) filed on May 31, 2007, relating to MF Global Ltd.’s initial public offering of its common shares, as amended.
***	Incorporated by reference to MF Global Ltd.’s Annual Report on 10-K for the fiscal year ending March 31, 2008, filed on June 13, 2008.
§	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on 24th day of September, 2009.

MF GLOBAL LTD.

By:	/s/ Bernard W. Dan
Name: Bernard W. Dan
Title: Chief Executive Officer

The undersigned directors and officers do hereby constitute and appoint Bernard W. Dan and J. Randy MacDonald and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of September, 2009.

Signature	Title(s)

/s/ Bernard W. Dan Bernard W. Dan	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Alison J. Carnwath Alison J. Carnwath	Non-Executive Chairman of the Board of Directors

/s/ J. Randy MacDonald J. Randy MacDonald	Chief Financial Officer (Principal Financial Officer)

/s/ Henri J. Steenkamp Henri J. Steenkamp	Chief Accounting Officer (Principal Accounting Officer)

/s/ Eileen S. Fusco Eileen S. Fusco	Director

/s/ Martin Glynn Martin Glynn	Director

Signature	Title(s)

/s/ Edward L. Goldberg Edward L. Goldberg	Director

/s/ David I. Schamis David I. Schamis	Director

/s/ Lawrence M. Schloss Lawrence M. Schloss	Director

/s/ Robert S. Sloan Robert S. Sloan	Director